Exhibit 24.1

Powers of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Zygmunt Jablonski and Razvan Theodoru as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of Domtar Corporation (the “Company”), the Registration Statement of the Company on Form S-3 (the “Registration Statement”) and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

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Signature	Title	Date

/s/ Harold H. MacKay Harold H. MacKay	Chairman of the Board and Director	June 1, 2009

/s/ John D. Williams John D. Williams	President and Chief Executive Officer (Principal Executive Officer), and Director	June 1, 2009

/s/ Daniel Buron Daniel Buron	Senior Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2009

/s/ Jack C. Bingleman Jack C. Bingleman	Director	June 1, 2009

/s/ Louis P. Gignac Louis P. Gignac	Director	June 1, 2009

/s/ Brian M. Levitt Brian M. Levitt	Director	June 1, 2009

/s/ W. Henson Moore W. Henson Moore	Director	June 1, 2009

/s/ Michael R. Onustock Michael R. Onustock	Director	June 1, 2009

/s/ Robert J. Steacy Robert J. Steacy	Director	June 1, 2009

/s/ William C. Stivers William C. Stivers	Director	June 1, 2009

/s/ Pamela B. Strobel Pamela B. Strobel	Director	June 1, 2009

/s/ Denis Turcotte Denis Turcotte	Director	June 1, 2009

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Zygmunt Jablonski and Razvan Theodoru as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of any of the subsidiary guarantors of the Company listed next to such person’s name, the Registration Statement of the Company on Form S-3 (the “Registration Statement”) and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

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Signature	Title	Date

/s/ Mark A. Bessette Mark A. Bessette	President and Director, E.B. Eddy Paper Inc.	June 1, 2009

/s/ Roger H. Brear Roger H. Brear

President and Director, Domtar A.W. LLC

Director, Domtar Industries, Inc.

President and Director, Domtar Maine LLC

President and Director, Domtar Wisconsin Dam Corp.

Director, Ris Paper Company, Inc.

President and Director, St. Croix Water Power Company

June 1, 2009

/s/ James F. Lenhoff James F. Lenhoff	President and Director, Ris Paper Company, Inc.	June 1, 2009

/s/ George G. Mick George G. Mick

Treasurer and Director, Domtar A.W. LLC

Treasurer and Director, Domtar Industries, Inc.

Treasurer and Director, Domtar Maine LLC

Treasurer and Director, Domtar Wisconsin Dam Corp.

Treasurer and Director, E.B. Eddy Paper, Inc.

Treasurer, Port Huron Fiber Corporation

Treasurer and Director, St. Croix Water Power Company

June 1, 2009

/s/ Gilles Pharand Gilles Pharand

Director, Conbord Inc.

Director, Domtar A.W. LLC

Director, Domtar Industries Inc.

Director, Domtar Maine LLC

Director, Domtar Wisconsin Dam Corp.

Director, E.B. Eddy Paper, Inc.

President and Director, Port Huron Fiber Corporation

Director, Ris Paper Company, Inc.

Director, St. Croix Water Power Company

June 1, 2009

/s/ Peter W. Strople Peter W. Strople	Director, Ris Paper Company, Inc.	June 1, 2009

/s/ Nicholas Willis Nicholas Willis	Assistant Treasurer, Conbord Inc.	June 1, 2009